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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of RCN Corporation of our report dated March 8, 2000 relating to the financial statements and financial statement schedules, which appear in RCN Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the caption "Experts" in such Registration Statement.

                                            PRICEWATERHOUSECOOPERS LLP

                                            /s/ PRICEWATERHOUSECOOPERS LLP
                                            ------------------------------------
Philadelphia, Pennsylvania

March 30, 2000